Exhibit 99.2

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EST, on February 16, 2010.

Vote by Internet
• Log on to the Internet and go to www.investorvote.com/FIF • Follow the steps outlined on the secured website.
Vote by telephone

  •   Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

  •   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — The Board of Directors recommends a vote FOR the following Proposals.

		For	Against	Abstain			For	Against	Abstain
1.	To approve the Agreement and Plan of Merger, dated as of November 22, 2009, by and between People’s United Financial, Inc. and Financial Federal Corporation.	☐	☐	☐	2.	To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting, or at any adjournment of that meeting, to approve the merger agreement.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The signature on this Proxy should correspond exactly with stockholder’s name as printed herein. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Special Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — FINANCIAL FEDERAL CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

for the Special Meeting to be Held on February 16, 2010.

The undersigned stockholder of Financial Federal Corporation (the “Corporation”) hereby appoints Paul R. Sinsheimer and Troy H. Geisser, or either of them, with full power of substitution, as proxies for the undersigned to attend and act for and on behalf of the undersigned at the Special Meeting of Stockholders of the Corporation to be held at 730 Third Avenue, New York, New York on February 16, 2010 at 10:00 a.m., and at any adjournment thereof, to the same extent and with the same power as if the undersigned were present in person thereat and with authority to vote and act in such proxyholder’s discretion with respect to other matters which may properly come before the Meeting. Such proxyholder is specifically directed to vote or withhold from voting the shares registered in the name of the undersigned as indicated on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

Please Mark, Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.